                                                                    EXHIBIT 10.3


                             DEVELOPMENT AGREEMENT

         THIS DEVELOPMENT AGREEMENT ("Agreement") is made and entered into this 17 day of June, 1988, by and between the TRANSPORTATION CABINET, OF THE COMMONWEALTH OF KENTUCKY ("Transportation Cabinet") and JAMESTOWN RESORT & MARINA, LTD. a Kentucky limited partnership ("Partnership") acting by and through Jamestown Resort and Marina, Inc., a Kentucky corporation, its general partner.

                                R E C I T A L S:

         A. WHEREAS, the United States Government is the owner of that certain tract of land and body of water located in Russell County, Kentucky, consisting of 287.45 acres, more or less, which is presently leased to the Partnership for a remaining term concluding on December 31, 2012, (the 287.45 acres being more particularly described on Exhibit "A" attached hereto and incorporated herein and referred to herein as the "Partnership Premises"), but deleting therefrom those portions of land and water defined hereinbelow as the Commonwealth Premises; and

         B. WHEREAS, the Partnership presently operates certain resort and marina facilities upon the Partnership Premises, and, contingent upon the construction of certain improvements by the Commonwealth as hereinafter described, the Partnership has committed to invest in excess of $5.5 million thereon including the substantial rehabilitation of the existing resort, restaurant and lodging facilities, the substantial addition to the existing campground and "RV" areas, the replacement of the existing marina facilities with new "World Class" marina facilities, the addition of a substantial number of new boats to the marina rental fleet, and the addition of other substantial improvements and facilities, all for the purpose of providing to the general public, including the citizens of the Commonwealth of Kentucky and of other states, modern and first class resort and marina facilities; and

         C. WHEREAS, the development of the marina facilities will benefit the citizens of the Commonwealth of Kentucky and of other states and will attract tourists to this area of the Commonwealth because of its natural scenic beauty and attractiveness, and the recreational and vacation opportunities and facilities available in the area; and

         D. WHEREAS, in order to accomplish the public purposes described in the preceding paragraph, it is necessary and appropriate for the Transportation Cabinet to construct an extension of Kentucky Highway 92 to the island across a new causeway and to construct a roadside park on the island (such new highway and roadside park referred to herein as the "Public Improvements"). The Public Improvements shall be constructed and maintained upon that property more specifically described on Exhibit "B" attached hereto and incorporated herein (referred to herein as the "Commonwealth Premises") pursuant to an agreement between the Corps of Engineers and the Transportation Cabinet; and

         E. WHEREAS, the construction of the Public Improvements, the maintenance and operation of the Public Improvements as part of the State highway system, and the construction, development, maintenance and operation of the Partnership's new resort and marina improvements and facilities will constitute an investment in excess of $7 million, will create a substantial number of construction and permanent jobs, will add public transportation facilities to the highway system of the Commonwealth of Kentucky, will result in a substantial increase in tourists and tourism revenues in this area of the Commonwealth, will result in substantial additional tax revenues to the County of Russell and the Commonwealth of Kentucky, and will in other ways greatly benefit the citizens of the commonwealth of Kentucky; and

         F. WHEREAS, as an inducement to the Partnership to make its investment in modern resort and marina facilities on the Partnership Premises, the Transportation Cabinet agrees to enter into this Agreement and other agreements described herein to accomplish the purposes set forth herein, all on the terms and conditions as set forth hereinafter;

         NOW, THEREFORE, it is agreed and understood by and among the Transportation Cabinet and the Partnership, for good and valuable consideration, including the promises, covenants and agreements of the parties hereinafter set forth, as follows:

         1. Corps of Engineers - Partnership Lease. It is acknowledged between the parties hereto that the Corps of Engineers and the Partnership have entered into a Lease for the Partnership Premises (excluding the Commonwealth Premises) for a term concluding December 31, 2012 upon such rental and other terms and conditions as provided in such lease, which lease allows the development of the Partnership Premises for the purposes described herein and such other purposes as set forth in such lease.

         2. Corps of Engineers - Transportation Cabinet Agreement. It is acknowledged between the parties hereto that the Corps of Engineers and the Transportation Cabinet have tentatively agreed, subject to the execution of this Agreement, to execute a right-of-way agreement granting the Transportation Cabinet over and across the Commonwealth Premises a perpetual public right-of-way on which will be constructed the Public Improvements upon such terms and conditions as shall be agreed upon between such parties, which agreement shall allow the construction and maintenance thereon of the Public Improvements.

         3. Partnership Construction/Development Obligations and Payments. In consideration of the construction of the Public Improvements by the Transportation Cabinet, the Partnership agrees (i) to invest not less than $5.5 million for the rehabilitation of existing resort and marina facilities and the construction of new resort and marina facilities as more generally described in the Recitals hereinabove on the Partnership Premises coincidental with the construction of the Public Improvements, and, (ii) commencing on the date the Public Improvements are opened for use by the public to pay to the Transportation Cabinet one-half of one percent of the gross revenues ("Gross Revenues"), as defined herein, received by the Partnership from the marina facilities ("Marina Facilities"), as defined below, payable during the remaining term of this Agreement on the 20th day of each month based upon Gross

Revenues received during the preceding calendar month. For purposes of this paragraph the term "Gross Revenues" shall mean revenues derived from (i) sales of gasoline, food, merchandise, and all other tangible products from the Marina Facilities, (ii) rental of marina slips, boats, equipment, lockers, and other tangible items located on the Marina Facilities, and (iii) repair, maintenance, and other services of boats, equipment, or other items from the Marina Facilities, but excluding from all such Gross Revenues sales and any other like taxes, discounts, refunds, and other like credits. Further, the Partnership shall be entitled to deduct from each monthly payment the amount of the Maintenance and Utility Expenses (as defined in Paragraph 7) incurred by the Partnership for the preceding month. For purposes of this paragraph, the term "Marina Facilities" shall mean those marina improvements located upon the body of water that is a part of the Partnership Premises, but excluding therefrom all revenues derived from any activities located upon the land which is a portion of the Partnership Premises.

         4.      Transportation Cabinet and Partnership Construction
Obligations and Payments. The Transportation Cabinet agrees to let construction contracts for the Public Improvements in substantial accordance with the general concept plans therefore as more specifically described on Exhibit "C", attached hereto and incorporated herein, and in accordance with the detailed plans and specifications therefor which shall be subject to the prior approval of the Transportation Cabinet and the Corps of Engineers. The commencement of construction of the Public Improvements shall occur as soon as possible after securing all necessary governmental approvals and permits therefore and shall be completed within one year from the date of commencement of construction, subject to delays beyond the control of the Transportation Cabinet. It is understood that the maximum obligation of the Transportation Cabinet shall be the sum of $1,979,000 for construction costs, design and engineering fees, utility relocation costs and other related costs. The Partnership agrees to pay the balance of all costs incurred in excess of $1,979,000. In the event the initial construction contract of the Transportation Cabinet exceeds the maximum obligation of the Transportation Cabinet, the Partnership agrees to pay to the Cabinet the amount of excess costs prior to awarding the contract. Prior to executing the initial construction contract, the Partnership has the option of refusing to participate in the contract and in such event, the Partnership shall reimburse the Transportation Cabinet for all costs up to that time and the agreement shall be rescinded. The Transportation Cabinet agrees to pay design and engineering fees directly related to construction of the roadway and roadside park from the date of this Agreement and also design and engineering fees incurred within the period of time commencing thirty (30) days prior to the date of the Agreement. The Public Improvements shall consist of the construction of the causeway and roadside park and other appropriate and related facilities in conjunction with the causeway and roadside park which shall include appropriate lighting, drainage facilities, utility relocating, signage, guardrail, paving of the roadway and roadside park and other appropriate and related items.

         5. Utilities; Utilities and Access Easements. The Transportation Cabinet shall grant to the Partnership a permit under, on, over and across the Commonwealth Premises for the construction, maintenance, repair and replacement of utility facilities and access improvements for the use and benefit of the Partnership's resort and marina facilities adjacent to the Commonwealth Premises. The construction, maintenance, repair and replacement of utilities and access improvements that are for the use of the Partnership's resort and marina facilities shall be at the expense of the Partnership.

         6. Approvals, Licenses and Permits. It is the intent and desire of the parties that all of the construction and improvements described herein shall be accomplished in accordance with all applicable local, state and federal rules, regulations, and laws. It shall be the responsibility of the party obligated herein to perform such specific work to obtain all necessary approvals, licenses and permits therefore. Further, each of the parties hereto agrees to cooperate with the other parties herein, including joining as an applicant in any application, to obtain the necessary approvals, licenses or permits. Notwithstanding the foregoing, no provision of this Agreement shall in any manner obligate, or be construed to so obligate, the Transportation Cabinet, or any other local, state or federal entity, to perform any obligation described herein or to issue any such approval, license or permit except as it otherwise would in accordance with all of its applicable rules, regulations and laws, upon the full and proper satisfaction of all requirements therefor, and in the total and sole discretion of such entity in all circumstances wherein such entity shall have such discretion. For purposes of the Agreement, provisions of the Kentucky Standard Specifications for Road and Bridge Construction, Edition of 1988, are incorporated by reference.

         7. Maintenance, Repairs, Etc. of the Public Improvements. The Transportation Cabinet at its expense shall be responsible for the maintenance, repair and replacement of all of the Public Improvements with the exception that the Partnership agrees to maintain at its expense the roadside park by keeping the roadside park free of trash and debris, maintaining the landscaping thereon, and the enactment and enforcement of reasonable rules and regulations for the use thereof by the public. The Partnership agrees to maintain at its expense all light fixtures and to pay all lighting utility bills. The roadside park shall be available to the public at all times and no fees shall be charged for the use of the roadside park by the public.

         8. Term of Agreement. The Term of this Agreement shall be coincidental with the term and all renewals and extensions thereof of the lease agreement between the Corps of Engineers and the Partnership for the Partnership Premises, but in no event shall extend beyond the term of the agreement and all renewals and extensions thereof between the Corps of Engineers and the Transportation Cabinet for the Commonwealth Premises.

         9. Assignment. Upon the assignment by the Partnership of its leasehold interest in the Partnership Premises, the Partnership may assign all of its rights and interests under this Agreement to such assignee upon the written agreement of the said assignee to accept such assignment and to perform all of the obligations and responsibilities of the Partnership as provided in this Agreement. Such assignment shall be binding upon the Transportation Cabinet upon being furnished a written copy of such assignment executed by the Partnership and by the assignee. Such assignment shall not relieve the Partnership of its obligations and responsibilities to the Transportation Cabinet under this Agreement.

         10. Contingencies and Good Faith Efforts. The performance by the respective parties hereto of their obligations as set forth in this Agreement shall be contingent upon (i) the execution of an agreement between the Corps of Engineers and the Transportation Cabinet described in Paragraph 2 herein above, and (ii) the issuance of all applicable and necessary approvals, licenses and permits for the construction, development and operation of the Public Improvements described herein. This Agreement is intended to outline the general approach and terms agreed to by and between the parties hereto, and as an inducement to the Partnership to proceed with its investment in the resort and marina facilities, and with the full knowledge and understanding that final details of each of the provisions of this Agreement shall be approached, resolved and reduced to writing by the parties through their good faith efforts and to the best interest and benefit of each of them, and the public, as the particular provisions and obligations dictate, and within the scope of the legal authority of the Corps of Engineers and the Transportation Cabinet. The parties agree to proceed with good faith efforts to seek such approvals, licenses and permits as necessary to comply with or evidence compliance with all applicable local, State and federal rules, regulations and laws applicable to this Agreement for the purposes to be accomplished herein and to exert their good faith efforts to bring about the financing and completion of the public and private improvements and facilities described herein in compliance with all applicable local, State and federal rules, regulations and laws.

         11. Hold Harmless. The Partnership agrees to hold the Transportation Cabinet harmless for any and all claims and causes of action arising out of the Partnership's failure to perform any of its duties and responsibilities set forth in this Agreement.

         12. Legal Effect. If any clause or provision of this Agreement shall become illegal, invalid, or unenforceable under present or future laws, the remainder of this Agreement shall not be affected thereby. All terms and provisions of this Agreement shall be construed to give effect to this Agreement to the greatest extent permitted by applicable law. It is the intention of the parties hereto that in lieu of any clause of provision in this Agreement which shall be illegal, invalid, or unenforceable, there shall be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be legally enforceable in order to give the fullest possible effect to the intentions of the parties hereto.

         13. Cancellation. The Partnership agrees that the Transportation Cabinet shall have the right at any time, in its sole discretion and without liability or penalty, to cancel and terminate this agreement by transmitting to the Partnership written notice of such cancellation and termination.

         14. Notices. When any party to this Agreement desires to give notice to other parties, such notices shall be given by certified or registered mail, return receipt requested. The notice shall be sufficient if given and addressed to the respective parties at the following addresses or at such other addresses as any party may notify the other parties in writing of from time to time.

If to Transportation Cabinet:              Transportation Cabinet
                                           Attention:  Secretary
                                           Frankfort, KY 40622

If to Partnership:                         Jamestown Resort and Marina, Inc.
                                           c/o the Webb Companies
                                           3000 Financial Center
                                           Lexington, KY 40507
                                           Attn:  Mr. R. Dudley Webb

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

                                           "Transportation Cabinet"

                                           TRANSPORTATION CABINET OF THE
                                             COMMONWEALTH OF KENTUCKY


                                           BY: /s/
                                               ---------------------------------
                                               Secretary

                                           "Partnership"

                                           JAMESTOWN RESORT AND MARINA, LTD.
                                           a Kentucky limited partnership

                                           By: Jamestown Resort and Marina
                                               Inc., a Kentucky corporation
                                               Its General Partner


                                           By: /s/
                                               ---------------------------------
                                               Chairman

                         AMENDED DEVELOPMENT AGREEMENT


         Substituted Agreement made August 1, 1988 between the Transportation Cabinet of the Commonwealth of Kentucky, referred to as "Transportation Cabinet" and Jamestown Resort and Marina, Ltd., a Kentucky limited partnership acting by and through Jamestown Resort and Marina, Inc., a Kentucky corporation, its general partner of 3000 Financial Center, Lexington, Kentucky referred to as "Partnership."

                                R E C I T A L S:

         A. On June 17, 1988, the parties entered into a development agreement at the State Office Building, Frankfort, Kentucky relative to the public purpose of extending Kentucky Highway 92 in Russell County by construction of a causeway to and roadside park on the public area known as Jamestown Island as an inducement for private capitalization of a world-class marina and resort on pubic property.

         B. The parties are desirous of modifying the provisions of the prior contract by this Amended Agreement.

                                   AGREEMENT

         The prior contract of the parties is modified, altered and changed in the following respects only:

                          ELIMINATIONS AND INSERTIONS

         By eliminating and striking out from the agreement of June 17, 1988 all of Paragraph 3 on pages 2 and 3, Paragraph 4 on pages 3 and 4, and Paragraph 7 on page 4, and inserting in their place the following paragraphs:

         3. Partnership Construction/Development Obligations and Payments. In consideration of the construction of the Public Improvements by the Transportation Cabinet, the Partnership agrees (i) to invest not less than $5.5 million for the rehabilitation of existing resort and marina facilities and the construction of new resort and marina facilities as more generally described in the Recitals hereinabove on the Partnership Premises coincidental with the construction of the Public Improvements, and, (ii) commencing on the date the Public Improvements are opened for use by the public to pay to the Transportation Cabinet one percent of the gross revenues ("Gross Revenues"), as defined herein, received by the Partnership from the marina facilities ("Marina Facilities"), as defined below, payable during the remaining term of this Agreement on the 20th day of each month based upon Gross Revenues received during the preceding calendar month. For purposes of this paragraph the term "Gross Revenues" shall mean revenues derived from (i) sales of gasoline, food, merchandise, and all other tangible products from the Marina Facilities, (ii) rental of rooms, cabins, marina slips, boats, equipment, lockers, and other tangible items located on the Marina Facilities, and (iii) repair, maintenance, and other services of boats, equipment, or other items from the Marina Facilities, but excluding from all such Gross Revenues sales and any other like taxes, discounts, refunds, and other like credits.

         4. Transportation Cabinet and Partnership Construction Obligations and Payments. The Transportation Cabinet agrees to let construction contracts for the Public Improvements in substantial accordance with the general concept plans therefore as more specifically described on Exhibit "C", attached hereto and incorporated herein, and in accordance with the detailed plans and specifications therefor which shall be subject to the prior approval of the Transportation Cabinet and the Corps of Engineers. The commencement of construction of the Public Improvements shall occur as soon as possible after securing all necessary governmental approvals and permits therefore and shall be completed within one year from the date of commencement of construction, subject to delays beyond the control of the Transportation Cabinet. It is understood that the maximum obligation of the Transportation Cabinet shall be the sum of $1,979,000 for construction costs, design and engineering fees, utility relocation costs and other related costs. The Partnership agrees to pay the balance of all costs incurred in excess of $1,979,000. In the event the initial construction contract of the Transportation Cabinet exceeds the maximum obligation of the Transportation Cabinet, the Partnership agrees to pay to the Cabinet the amount of excess costs prior to awarding the contract. Prior to executing the initial construction contract, the Partnership has the option of refusing to participate in the contract and in such event, the Partnership shall reimburse the Transportation Cabinet for all costs up to that time and the agreement shall be rescinded. The Transportation Cabinet agrees to pay design and engineering fees directly related to construction of the roadway and roadside park. The Transportation Cabinet agrees to pay for design and engineering fees incurred within the period of time commencing thirty (30) days prior to the date of the agreement up to a maximum of $100,000, any balance of which shall be applied to engineering costs that may be necessary until the construction project begins. The Public Improvements shall consist of the construction of the causeway and roadside park and other appropriate and related facilities in conjunction with the causeway and roadside park which shall include appropriate lighting, drainage facilities, utility relocating, signage, guardrail, paving of the roadway and roadside park and other appropriate and related items.

         7. Maintenance, Repairs, Etc. of the Public Improvements. The Transportation Cabinet at its expense shall be responsible for the maintenance, repair and replacement of all of the Public Improvements with the Partnership agreeing to maintain the roadside park by keeping the roadside park free of trash and debris, maintaining the landscaping thereon, and the enactment and enforcement of reasonable rules and regulations for the use thereof by the public and the customers of the marina. The Partnership agrees to likewise monitor the improvements and to pay all lighting utility bills relating to the Public Improvements. Disputes regarding maintenance responsibilities shall be the subjects of negotiations between the Transportation Cabinet and the Partnership. In the event these disputes cannot be resolved, the Secretary of Transportation's determination shall be final. The roadside park shall be available to the public at all times and no fees shall be charged for the use of the roadside park by the public.

         IN WITNESS WHEREOF, the parties have executed this amended development agreement at Frankfort, Kentucky, the day and year first above written.



                                        "Transportation Cabinet"

                                        TRANSPORTATION CABINET OF THE
                                        COMMONWEALTH OF KENTUCKY


                                        BY: /s/
                                            ------------------------------------
                                            Secretary



                                        "Partnership"

                                        JAMESTOWN RESORT AND MARINA, LTD.
                                        a Kentucky limited partnership

                                        BY: Jamestown Resort and Marina, Inc.,
                                            a Kentucky corporation Is
                                            General Partner


                                        BY: /s/
                                            ------------------------------------
                                            Chairman





                                     - 3 -